Exhibit 10.2

HAEMONETICS CORPORATION
2019 LONG-TERM INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Award Agreement”), dated as of [●] (the “Date of Grant”), is delivered by Haemonetics Corporation (the “Company”) to [●] (the “Participant”).
RECITALS
The Haemonetics Corporation 2019 Long-Term Incentive Compensation Plan (as amended and/or restated from time to time, the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan. The Committee has decided to make this Award of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders. This Award Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.
1.Grant of Restricted Stock Units. Subject to the terms and conditions set forth in this Award Agreement and in the Plan, the Company hereby grants the Participant [●] restricted stock units, subject to the restrictions set forth below and in the Plan (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right of the Participant to receive a share of common stock of the Company (“Company Stock”), if and when the specified conditions are met in Section 3 below, and on the applicable payment date set forth in Section 5 below.
2.Restricted Stock Units are Hypothetical Shares. Restricted Stock Units represent hypothetical shares of Company Stock and not actual shares of stock. No shares of Company Stock shall be issued to the Participant at the time the Award is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Restricted Stock Units. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this Award.
3.Vesting.
(a)Subject to the terms of this Section 3, the Restricted Stock Units shall become vested pro rata on each of the first [●] anniversaries of the Date of Grant (each of the first [●] anniversaries of the Date of Grant, a “Vesting Date”), provided that the Participant continues to be employed by the Employer from the Date of Grant until the applicable Vesting Date.
(i)For purposes of this Award Agreement, the terms “employed by the Employer” and “employment with the Employer” shall mean employment with the Company, or employment with any corporation, partnership, joint venture or other entity in which the Company, directly or indirectly, has a majority voting interest.
(b)The vesting of the Restricted Stock Units shall be cumulative, but shall not exceed 100% of the Restricted Stock Units. If the vesting schedule in Section 3(a) would produce fractional Restricted Stock Units, the number of Restricted Stock Units that vest shall be rounded down to the nearest whole Restricted Stock Unit and the fractional Restricted Stock Units will be accumulated with any fractional Restricted Stock Units produced on a future Vesting Date, and paid once such fractional Restricted Stock Units from prior Vesting Dates equal a whole Restricted Stock Unit.

(c)Except as otherwise provided in a written employment agreement or severance agreement entered into by and between the Participant and the Employer, in the event of a Change of Control before all of the Restricted Stock Units vest in accordance with Section 3(a) above, the provisions of the Plan applicable to a Change of Control shall apply to the Restricted Stock Units, and, in the event of a Change of Control, the Committee may take such actions as it is permitted to under the terms of the Plan with respect to the vesting of the Restricted Stock Units.
4.Termination of Restricted Stock Units.
(a)Except as set forth in this Award Agreement, if the Participant ceases to be employed by the Employer for any reason before all of the Restricted Stock Units vest, any unvested Restricted Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment. In such event, vesting shall not be pro-rated between Vesting Dates and, except as set forth below, the vested amount of Restricted Stock Units shall be determined as of the most recent Vesting Date. No payment shall be made with respect to any unvested Restricted Stock Units that terminate.
(b)If the Participant ceases to be employed by the Employer as a result of the Participant’s Disability or the Participant becoming Disabled, the Restricted Stock Units shall continue to vest pursuant to Section 3(a) of this Award Agreement.
(c)If the Participant ceases to be employed by the Employer as a result of Participant’s death, any unvested Restricted Stock Units shall become fully vested.
(d)Notwithstanding the foregoing or anything contained in this Award Agreement to the contrary, if the Participant has not executed a restrictive covenant agreement in the form provided by the Company and delivered such agreement to the Company by [●], the Restricted Stock Units shall automatically terminate and shall be forfeited (unless such requirement has been waived by the Committee). No payment shall be made with respect to any such Restricted Stock Unit that terminate pursuant to this Section 4(d).
5.Payment of Restricted Stock Units and Tax Withholding.
(a)If and when the Restricted Stock Units vest, the Company shall issue to, or on behalf of, the Participant a certificate (which may be in electronic form) representing one share of Company Stock for each vested Restricted Stock Unit, subject to applicable tax withholding obligations. Subject to Sections 5(b) and 19 below, the issuance of shares of Company Stock pursuant to the preceding sentence of this Section 5(a) shall be made as soon as administratively practicable (but no later than thirty (30) days) following the applicable Vesting Date.
(b)All obligations of the Company under this Award Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant agrees that the Company shall automatically and mandatorily withhold a number of shares of Company Stock having a value (as measured on the date the Restricted Stock Units are subject to tax) equal to the Participant’s FICA, federal income, state, local and other tax liabilities required by law to be withheld with respect to the payment of the Restricted Stock Units. To the extent Participant’s tax liabilities are not satisfied in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer, to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Restricted Stock Units.

(c)The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares, if any, to the Participant pursuant to this Award Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.
6.No Stockholder Rights. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights (including Dividend Equivalents), until certificates for shares have been issued upon payment of Restricted Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Restricted Stock Units.
7.Award Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Restricted Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Restricted Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
8.No Employment or Other Rights. The Award of the Restricted Stock Units shall not confer upon the Participant any right to be retained by or in the employ of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment at any time. The right of any Employer to terminate at will the Participant’s employment at any time for any reason is specifically reserved. The obligations of the Company hereunder will be that of an unfunded and unsecured promise of the Company to deliver, for each vested Restricted Stock Unit, one share of Company Stock, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company hereunder.
9.Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Award Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Restricted Stock Units or any right hereunder, except as provided for in this Award Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Restricted Stock Units by notice to the Participant, and the Restricted Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Award Agreement may be assigned by the Company without the Participant’s consent.
10.Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Award Agreement shall be governed by and construed in accordance with the laws of the

Commonwealth of Massachusetts, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Award Agreement shall be brought only in the United States District Court for the District of Massachusetts, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Boston, Massachusetts, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.
11.Notice. Subject to Section 13 of this Award Agreement, any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.
12.Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the Restricted Stock Units, and the right to receive and retain any Company Stock covered by this Award Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or recoupment policies, securities exchange listing standard, share trading policy or and similar standard or policy that may be required by law or implemented by the Company and that is in effect on the Date of Grant or that may be established thereafter, including, but not limited to, the Company’s Clawback Policy as set forth in the Principles of Corporate Governance, or other policy in effect from time to time, and any successor policy, whether approved before or after the Date of Grant. By accepting the Restricted Stock Units, the Participant agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any such Restricted Stock Units or shares or amounts paid under the Restricted Stock Units subject to clawback or recoupment pursuant to such policy, listing standard or law. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any such Restricted Stock Units or shares or amount paid from the Participant’s accounts, or pending or future compensation or Awards under the Plan.
13.Electronic Delivery. The Company may, in its sole discretion, deliver any documents relating to the Participant’s Restricted Stock Units and the Participant’s participation in the Plan, or future Awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third-party designated by the Company.
14.Severability. If any provision of this Award Agreement is held to be unenforceable, illegal or invalid for any reason, the unenforceability, illegality or invalidity will not affect the remaining provisions of the Award Agreement, and the Award Agreement is to be construed and enforced as if the unenforceable, illegal or invalid provision had not been inserted, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
15.Waiver. The waiver by the Company with respect to the Participant’s (or any other participant’s) compliance of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by such party of a provision of this Award Agreement.
16.Amendment. Except as permitted by the Plan, this Award Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the Company and the Participant.
17.Counterparts. This Award Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
18.Binding Effect; No Third Party Beneficiaries. This Award Agreement shall be binding upon and inure to the benefit of the Company and the Participant and each of their respective heirs, representatives, successors and permitted assigns. This Award Agreement shall not confer any rights or remedies upon any person other than the Company and the Participant and each of their respective heirs, representatives, successor and permitted assigns.
19.Application of Section 409A of the Code. The Award covered by this Award Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”). Notwithstanding the foregoing, if the Restricted Stock Units constitute “deferred compensation” under Section 409A and the Restricted Stock Units become vested and settled upon the Participant’s termination of employment, payment with respect to the Restricted Stock Units shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A and if required pursuant to Section 409A. If payment is delayed, the Restricted Stock Units shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the Restricted Stock Units may only be paid in a manner and upon an event permitted by Section 409A, and each payment under the Restricted Stock Units shall be treated as a separate payment, and the right to a series of installment payments under the Restricted Stock Units shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Award Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A or any regulations or other guidance issued thereunder. Notwithstanding the foregoing, the Company makes no representations and/or warranties with respect to compliance with Section 409A, and the Participant recognizes and acknowledges that Section 409A could potentially impose upon the Participant certain taxes and/or interest charges for which the Participant is and shall remain solely responsible.
20.Time for Acceptance. Unless the Participant shall evidence acceptance of this Restricted Stock Unit Award Agreement by electronic or other means prescribed by the Committee within ninety (90) days after its delivery, the Restricted Stock Units shall be null and void (unless waived by the Committee).
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Award Agreement, and the Participant has executed this Award Agreement, effective as of the Date of Grant.
                    HAEMONETICS CORPORATION

                    ___________________________________________
                    Name:
                    Title:

I hereby accept the award of Restricted Stock Units described in this Award Agreement, and I agree to be bound by the terms of the Plan and this Award Agreement. I hereby agree that all decisions and determinations of the Committee with respect to the Restricted Stock Units shall be final and binding.

______________________________
Date

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Participant